EXHIBIT 10.27

GENERAL SECURITY AGREEMENT

Agreement made as of April 16, 2003 between Braintech, Inc. (the "Debtor"), Braintech Canada, Inc.. both of Unit 102 - 930 West 1st Street, North Vancouver, British Columbia, V7P 3N4, and Owen Jones. (the "Lender" or the "Secured Party"), 309 9th Avenue, New Westminster, British Columbia V3L 2A2.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor agrees with the Lender as follows:

ARTICLE 1

INTERPRETATION

1.01 Definitions

In this agreement, terms with capitalized initial letters are defined as follows:

"Applicable Rate" means 8 % per annum as set out in the Promissory Note, calculated monthly not in advance;

"Braintech Canada" means Braintech Canada, Inc., a British Columbia company and the subsidiary of the Debtor;

"Braintech Canada Shares" means all present and future issued and outstanding shares and other securities of Braintech Canada;

"Encumbrances" means all mortgages, charges, hypothecs, pledges, trusts, liens, security interests and other encumbrances and adverse claims of every nature and kind and all other arrangements creating any rights in respect of any property;

"Event of Default" has the meaning set out in Section 3.01(8);

"Obligations" means all present and future debts, liabilities and obligations of the Debtor and Braintech Canada to the Secured Party under or in connection with the loan agreement dated April 16, 2003 between the parties, the Promissory Note and including, without limitation, all obligations under this agreement;

"Permitted Encumbrances" means those Encumbrances listed on the attached Schedule "A";

"PPSA" means the Personal Property Security Act (British Columbia);

"Promissory Note" means the promissory note made from time to time between the Debtor, Braintech Canada and the Lender, as such agreement may from time to time be amended, supplemented, restated or otherwise modified or replaced; and

"Securities" means all shares and other securities of every type and kind and includes the Braintech Canada Shares.

1.02 Terms Generally

Terms used in this agreement and defined in the PPSA shall have the meanings given to them under the PPSA unless otherwise expressly defined herein. The plural of any term defined in this agreement in the singular shall have a corresponding meaning and vice versa and words importing gender shall include all genders. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context otherwise requires (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or document as from time to time amended, supplemented or otherwise modified (subject to any restrictions in this or any other agreement in favour of the Lender), (b) any reference to any Person shall be construed to include their heirs, legal representatives, successors and assigns, and (c) any reference to any Act shall be construed to refer to such Act as it may be amended and in effect from time to time. The division of this agreement into articles and sections and the insertion of headings are for convenience only and shall not affect the interpretation of this agreement.

ARTICLE 2

GRANT OF SECURITY INTEREST

2.01 Security Interest

As general and continuing security for the payment and performance when due of all Obligations, subject to all Permitted Encumbrances, the Debtor and Braintech Canada hereby mortgage, pledge, hypothecate, transfer, assign and charge to the Lender, and hereby grant to the Lender a security interest in such mortgages, pledges, hypothecations, transfers, assignments, charges and security interest, (collectively, the "Security Interest") which Security Interest is agreed to be subordinate to the Permitted Encumbrances, all present and after-acquired undertaking and property of the Debtor and Braintech Canada, other than consumer goods and the last day of the term of any leases or agreements therefor (such included undertaking and property collectively, the "Collateral"), including, without limitation:

(a) Accounts Receivable. All debts, book debts, accounts, claims, demands, money and choses in action, including, without limitation, all claims against Her Majesty the Queen in right of Canada or any Province or Territory and all claims and benefits under any insurance policies (collectively, the "Accounts Receivable");

(b) Inventory. All inventory, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods and other tangible personal property now or hereafter held for sale, lease or resale or that are to be furnished or have been furnished under a contract of service or that are used or consumed in the businesses of the Debtor or Braintech Canada (collectively, the "Inventory");

(c) Equipment. All goods which are not inventory or consumer goods, including, without limitation, all fixtures, equipment, machinery, vehicles and other tangible personal property (collectively, the "Equipment");

(d) Chattel Paper, Instruments, Securities, etc. All chattel paper, instruments, warehouse receipts, bills of lading and other documents of title, whether negotiable or non-negotiable, shares, stock, warrants, bonds, debentures, debenture stock and other Securities, including the Braintech Canada Shares;

(e) Intangibles. All intangibles, including, without limitation, all contractual rights, goodwill, patents, trade marks, copyrights, industrial designs and other industrial or intellectual property or rights therein;

(f) Real Property. All real and immovable property, wherever situate, and all buildings, structures, fixtures, hereditaments and appurtenances thereon or relating thereto;

(g) Books and Accounts, etc. All books, accounts, invoices, letters, papers, writings, certificates, receipts, documents and other records and data in any form or medium evidencing, representing, creating, giving rise to any rights in respect of or otherwise relating to the property described in sub-paragraphs (a) to (f), inclusive; and

(h) Proceeds. All property in any form derived directly or indirectly from any dealing with any undertaking or property subject to the Security Interest or that indemnifies or compensates for such undertaking or property being destroyed, damaged, expropriated, stolen or lost and proceeds of proceeds whether of the same type or kind as the original proceeds.

2.02 The Last Day of the Term of Leases

The last day of the term of any lease, oral or written or any agreement therefor, now held or hereafter acquired by the Debtor shall not form part of the Collateral, however, the Debtor shall stand possessed of such last day, upon trust to assign and dispose of same as the Lender or any assignee of such lease or agreement therefor shall direct.

2.03 Attachment

The Debtor and Braintech Canada acknowledge that value has been given and agree that the Security Interest shall attach to existing Collateral upon the execution of this agreement and to each item of after-acquired Collateral at the time that the Debtor or Braintech Canada acquires any rights therein.

2.04 Voting Rights attaching to Securities

So long as no Event of Default has occurred and is continuing, the Debtor shall be entitled to exercise all votes attaching to Securities and to give all consents, waivers and ratifications in respect thereof, provided that the Debtor shall not, without the prior written consent of the Lender, vote for, approve or otherwise do any act or thing which would or might reasonably be expected to (i) result in any Event of Default, (ii) prejudice the rights of the Lender hereunder; or (iii) diminish the value of any Collateral. The Debtor shall not be entitled to exercise any voting or other rights attaching to any Securities at any time that an Event of Default has occurred and is continuing.

2.05 Dividends and Distributions

Any cash dividends or interest payable in respect of any Securities, any stock or liquidating dividends, distributions of property, returns of capital or other moneys or property which may be received by the Debtor for or in respect of any Securities shall form part of the Collateral and shall be subject to the Security Interest, subject to all Permitted Encumbrances.

2.06 Safekeeping Only Obligation

The Lender need not see to the collection of any dividends on or exercise any options or rights in connection with any Securities or to protect or preserve any Securities from any loss of value and are hereby released from all responsibility for loss of value and in the keeping of any Securities the Lender shall only be bound to exercise the same degree of care as it would exercise in the keeping of its own securities.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND

COVENANTS OF THE DEBTOR

3.01 Representations, Warranties and Covenants

The Debtor and Braintech Canada represent, warrant and covenant to and in favour of the Lender as follows:

(1) Ownership and Title

The Debtor, or Braintech Canada as applicable, is the sole legal and beneficial owner of, and has good and marketable title to, all existing Collateral, and shall be the sole legal and beneficial owner of, and have good and marketable title to, each item of after-acquired Collateral upon acquiring any rights therein, in each case, free and clear of all Encumbrances, other than Permitted Encumbrances. The Debtor and Braintech Canada shall keep the Collateral free from all Encumbrances, other than Permitted Encumbrances, and shall defend the Collateral against the claims of all other Persons.

(2) Insurance

The Debtor and Braintech Canada shall insure the Collateral against loss or damage by fire and such other risks and hazards, in such amounts and upon such other terms as the Lender may from time to time require. The Debtor shall pay all premiums in respect of such insurance when due and shall promptly furnish the Lender with receipts or other satisfactory evidence of the payment thereof. Any insurance proceeds received by the Lender pursuant to this agreement may, at the option of the Lender, be applied against, or held as security for, the payment of the Obligations, or released to the Debtor without prejudicing any rights or remedies of the Lender hereunder or affecting any Obligations.

(3) Care and Use of Collateral

The Debtor and Braintech Canada shall carry on and conduct their business in a proper and efficient manner so as to preserve and protect the Collateral and, without limiting the generality of the foregoing, shall hold, repair, maintain, use and operate the Collateral in accordance with all governmental rules, regulations and laws and the terms and requirements of all insurance policies, licenses, permits and agreements relating thereto.

(4) Books of Account

The Debtor shall keep proper books of account in accordance with generally accepted accounting principles and practices, consistently applied, shall furnish to the Lender such financial information and statements relating to its business and the Collateral as the Lender may from time to time require and shall permit the Lender and its authorized agents at any time upon reasonable notice and during normal business hours to have access to all premises occupied by the Debtor or any place where any Collateral may be found in order to inspect the Collateral and to examine the books of account and other records and reports of the Debtor and to have temporary custody thereof and to make copies and take extracts therefrom.

(5) Locations of Collateral

The Debtor's places of business and the locations (collectively, the "Existing Locations") of the Collateral, including all books and records in respect of Accounts Receivable, are at the Debtor's address set forth on first page of this agreement. Except for Inventory sold or leased in the ordinary course of business, the Debtor shall not remove or otherwise permit any Collateral to be located at any location other than the Existing Locations, without the prior written consent of the Lender which consent shall not be unreasonably withheld.

(6) Permitted Sales and other Dispositions

The Debtor or Braintech Canada shall not, without the prior written consent of the Lender, sell, lease or otherwise dispose of any Collateral. Prior to the occurrence of an Event of Default, the Debtor or Braintech Canada may sell or lease their Inventory in the ordinary course of business, may collect and, where necessary, enforce the collection of all amounts due or to become due to the Debtor or Braintech Canada under any Account Receivable and may sell or trade-in any Equipment which may from time to time become worn out, damaged or otherwise unsuitable for its purpose provided that the Debtor or Braintech Canada substitutes therefor, subject to the Security Interest, property of equal value so that the value of the Collateral is not in any way reduced or impaired. The proceeds of any such sale, lease or other disposition shall be subject to the Security Interest and in the event that such proceeds are in the form of a conditional sale contract or other security interest in favour of the Debtor, the Debtor shall register an appropriate financing statement under the PPSA or other applicable legislation and do all such further acts and things required to perfect and maintain the perfection of its security interest. All such registrations shall name the Lender as an additional secured party.

(7) Access to Information

The Debtor and Braintech Canada shall promptly furnish to the Lender, such information in respect of the Collateral, the Debtor, Braintech Canada and its business as the Lender may from time to time request and shall promptly give written notice to the Lender of all proceedings brought by or against the Debtor, Braintech Canada or any Collateral before any court, administrative board or other tribunal which might materially affect the Debtor, Braintech Canada or any Collateral and of any significant loss of, or damage to, any Collateral.

(8) Performance by the Lender

In the event that the Debtor or Braintech Canada fails to perform any obligations under this agreement, the loan agreement, or the Promissory Note (an "Event of Default"), including keeping the Collateral free and clear of all Encumbrances, other than Permitted Encumbrances, the Lender may, at its option and without being under any obligation to do so, perform such obligations and the Debtor and/or Braintech Canada shall pay to the Lender, immediately upon demand, all costs and expenses (including, without limitation, legal fees on a solicitor-client basis) incurred by the Lender in connection therewith and all such costs and expenses shall form part of the Obligations, bear interest at the Applicable Rate, both before and after demand and judgment from the date incurred by the Secured Party and shall be secured by the Security Interest. The performance by the Lender of any obligation of the Debtor or Braintech Canada hereunder or the curing of any Event of Default by the Lender shall not constitute a waiver by the Lender of any of its rights hereunder or relieve the Debtor or Braintech Canada from its default or any consequences thereof.

ARTICLE 4

DEFAULT AND ENFORCEMENT

4.01 Enforcement of Security Interest

The Security Interest shall become and be immediately enforceable at any time that an Event of Default shall occur and be continuing.

4.02 Rights and Remedies

In the event that the Security Interest becomes enforceable, the Lender shall have, in addition to any other rights and remedies which it may have under the PPSA and otherwise at law, the following rights and remedies:

(1) Entry and Possession

The Debtor and Braintech Canada shall, upon demand, assemble and deliver to the Lender possession of the Collateral at such places as the Lender may designate. The Lender may take such steps as it considers necessary or desirable to obtain possession of any Collateral and may at any time during the day or night enter upon any lands or premises where Collateral may be found for the purpose of taking possession of or removing the Collateral and shall have the right to maintain possession of any Collateral upon any premises owned, used or occupied by the Debtor.

(2) Disposition

The Lender may sell, lease or otherwise dispose of any Collateral as a whole or in separate parcels by public auction or private tender or by private contract with or without notice and with or without advertising and without any other formality, all of which are hereby expressly waived by the Debtor and any such sale, lease or disposition shall be on such terms and conditions as to credit, as to upset or reserve bid or price and otherwise as the Lender may consider commercially reasonable. In the event that any disposition is made on credit or part cash and part credit, the Lender need only credit the actual cash received at the time of the disposition against the Obligations and any payments made pursuant to any credit granted at the time of the disposition shall be credited against the Obligations as and when received. The Lender may rescind, terminate or vary any contract for the sale, lease or other disposition of any Collateral and may resell, relet or otherwise redispose of the Collateral without being accountable or otherwise liable for any loss occasioned thereby. Any sale, lease or other disposition of any Collateral may be made by the Lender whether or not it has taken possession of the Collateral.

(3) Receivers

The Lender may, in addition to any other rights it may have, appoint by instrument in writing one or more receivers or receivers and managers (in each case referred to herein as "Receivers") of any Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of one or more Receivers. Each Receiver is hereby given and shall have the same rights and remedies as the Lender under this agreement, the PPSA and otherwise at law. In exercising such rights and remedies, each Receiver shall act as, and shall for all purposes be deemed to be, the agent of the Debtor, and the Lender shall not be responsible for any act or default of any Receiver. The Lender may from time to time remove, and appoint replacements for, any Receivers and appoint another or others in their stead from time to time.

(4) Carrying on Business

The Lender may carry on, or concur in the carrying on of, any business or undertaking of the Debtor and may to the exclusion of all others, including the Debtor, enter upon, occupy and use any of the premises, buildings, plant and undertaking owned, occupied or used by the Debtor and may use any of the tools, machinery, equipment and intangibles of the Debtor for such time as the Lender sees fit, free of charge, in order to carry on the business of the Debtor or to manufacture or complete the manufacture of any Inventory and to pack and ship finished products. The Lender shall not be accountable or otherwise liable to the Debtor in exercising any rights and remedies under this section or in respect of any rent, charges, depreciation or damages arising in connection therewith.

(5) Payment of Encumbrances

The Lender may pay any Encumbrances that may exist or be threatened against any Collateral, including any Permitted Encumbrances, and may borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any business or undertaking of the Debtor and may grant further security interests in any Collateral in priority to the Security Interest as security for the money so borrowed.

(6) Dealings with Collateral

The Lender may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with any Collateral in such manner, upon such terms and conditions and at such times as the Lender may see fit and without notice to the Debtor (except as otherwise required by any applicable law), and may charge on its own behalf and pay to others, sums for reasonable costs and expenses incurred (including, without limitation, legal fees on a solicitor-client basis, and Receivers', accounting and other professional fees) in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and the protection and enforcement of the rights and remedies of the Lender hereunder. The Lender may file such proofs of claim and other documents as may be necessary or advisable in order to prove its claims in any bankruptcy, proposal, winding-up or other proceedings relating to the Debtor.

(7) Retention of Collateral

Upon notice to the Debtor as provided under the PPSA or other applicable laws, the Lender may elect to retain any Collateral in satisfaction of any Obligations.

4.03 Secured Party not Liable

The Lender shall not be accountable or otherwise liable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with any Collateral and shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Debtor or any other Person in respect of any Collateral or for any loss or damage whatsoever which may arise by reason of thereof. The Lender shall not be, nor shall any Receivers be liable by reason of any entry into possession of any Collateral to account as a mortgagee in possession, for anything except actual receipts, or for any loss or realization or for any act or omission for which a mortgagee in possession might be liable.

4.04 Extensions of Time

The Lender may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant full, partial and conditional releases and discharges, perfect or fail to perfect any securities, release any Collateral to third parties and otherwise deal or fail to deal with the Debtor, debtors of the Debtor, guarantors, sureties and others and with the Collateral and other securities as the Lender may see fit, all without prejudice to any liability of the Debtor to the Lender or the rights and remedies of the Lender under this agreement, the PPSA or otherwise at law.

4.05 Application of Moneys Received

All moneys actually received by the Lender in respect of any Obligations whether from the realization of any Collateral or otherwise, may be held by the Lender unappropriated in a collateral account or applied against the Obligations, all as the Lender may from time to time see fit and without prejudice to any rights or remedies of the Lender hereunder, the PPSA or otherwise at law.

4.06 No Set-Off

The Obligations shall be paid by the Debtor or Braintech Canada without regard to any equities between the Debtor or Braintech Canada and the Lender or any right of set-off or cross-claim. Any indebtedness owing by the Lender to the Debtor or Braintech Canada may be set-off and applied by the Lender against any Obligations before or after maturity, and without any demand upon or notice to the Debtor or any other persons.

4.07 Deficiency

If the proceeds of realization of the Collateral are insufficient to repay the Obligations in full, the Debtor or Braintech Canada shall pay the deficiency to the Lender upon demand.

4.08 Rights and Remedies Cumulative

The rights and remedies of a party under this agreement are in addition to and not in substitution of any other rights or remedies of the party under the PPSA or otherwise at law and all such rights and remedies are cumulative and may be exercised separately or in combination.

ARTICLE 5

GENERAL

5.01 Waivers

No delay or omission by the Lender in exercising any rights or remedies hereunder or in respect of any Obligations in default shall operate as a waiver thereof or of any other rights or remedies of the Lender. No single or partial exercise of any rights or remedies by the Lender shall preclude any other or further exercise thereof or the exercise of any other rights or remedies. No waiver of any right or remedy shall be effective unless made in writing and signed by the Lender and any such waiver shall be effective only for the specific purpose and time, if any, stipulated therein and shall not operate as a waiver of any other rights or remedies of the Lender.

5.02 Security in Addition to Other Security

This agreement is in addition to, and not in substitution of, any other security now or hereafter held by the Lender.

5.03 Further Assurances

The Debtor and Braintech Canada shall from time to time execute and deliver all such further mortgages, charges, pledges, assignments, transfers, security interests and other agreements, instruments and documents and do all such further acts and things as the Lender may from time to time require to perfect and maintain the perfection of the Security Interest and to otherwise protect its interests in the Collateral and hereby irrevocably constitutes and appoints any officer for the time being of the Lender and each Receiver, the true and lawful attorney of the Debtor at any time that an Event of Default shall have occurred and be continuing, with full power of substitution to execute and deliver all such agreements, instruments and documents and to do all such further acts and things with the right to use the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

5.04 Amalgamations

The Debtor acknowledges and agrees that in the event that it amalgamates with any other Persons then the Collateral and the Security Interest shall extend to and include all like property of the amalgamated corporation and all references herein to the Debtor shall extend to and include the amalgamated corporation and all references herein to Obligations shall extend to and include all of the debts, liabilities and obligations of every type and kind of the amalgamated corporation.

5.05 Successors, Assigns and Governing Law

This agreement shall enure to the benefit of and be binding upon the respective successors and assigns of the Debtor, Braintech Canada and the Lender and shall be governed by and construed in accordance with the laws of the Province of British Columbia.

BRAINTECH, INC.

Per: /s/ signed
Authorized Signatory

BRAINTECH CANADA, INC.

Per: /s/ signed
Authorized Signatory

WITNESSED BY: /s/ signed Name Address Occupation	) ) ) ) ) ) ) ) ) )	/s/ signed OWEN JONES

SCHEDULE "A"

PERMITTED ENCUMBRANCES

The following registrations exist against the Debtor and/or the Debtor's subsidiary Braintech Canada, Inc. (in this Schedule "A", together referred to as the "Debtor") at the British Columbia Personal Property Registry (the "PPR"):

Secured Party	Base Registration Number	General Collateral
NIL

In addition, the following encumbrances are permitted in cases as indicated below:

1. liens for taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings;

2. servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Debtor;

3. liens for taxes either not due and payable or due but for which notice of assessment has not been given; and

4. undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any governmental authority that have not at the time been filed or registered against the title to the asset or served upon the Debtor pursuant to law or that relate to obligations not due or delinquent.